Exhibit 10

SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS SECOND AMENDMENT AGREEMENT dated as of 4/26/02 (the “Amendment”) is between and among Wells Fargo Retail Finance LLC (hereinafter, “WFRF” or “Lender”), a Delaware limited liability company with its principal executive offices at One Boston Place, 18th Floor, Boston, Massachusetts 02108 and Paper Warehouse, Inc. a Minnesota corporation with its principal executive offices at 7630 Excelsior Boulevard, Minneapolis, Minnesota, 55426-4504 (hereinafter “Paper Warehouse”), jointly and severally with Paper Warehouse Franchising, Inc. a Minnesota corporation with its principal executive offices at 7630 Excelsior Boulevard, Minneapolis, Minnesota, 55426-4504 (hereinafter “PWFI”), PartySmart.com, Inc. a Minnesota corporation with its principal executive offices at 7630 Excelsior Boulevard, Minneapolis, Minnesota, 55426-4504 (“PartySmart”) (hereinafter Paper Warehouse, PWFI and PartySmart may be collectively referred to as “Borrowers” and any one of them individually as “Borrower”).

Recitals

Whereas, the Borrower and the Lender have entered into a Loan and Security Agreement dated as of the 7th day of September, 2001 (the “Loan Agreement”) and all indebtedness of the Borrower to the Lender is secured pursuant to the terms of the Loan Agreement and all other Loan Documents as defined therein (collectively, the “Loan Documents”) by substantially all assets of the Borrower (the “Collateral”),

Paper Warehouse sold certain of the Collateral in accordance with a certain Asset Purchase Agreement dated as of April 11, 2002 (the “Asset Sale”), a copy of which is attached hereto as Exhibit A, which Asset Sale required the consent of Lender and having requested the consent of Lender, the Lender consented to the Asset Sale in accordance with the Consent Letter attached hereto as Exhibit A-1,

The Borrowers desire to amend the Loan Agreement to provide for Lender’s acceptance of a revised proposed Business Plan to be substituted for existing Exhibit 9-10 to the Loan Agreement, a copy of which is attached hereto as Exhibit B,

The Borrowers desire to amend the Loan Agreement to provide for revised covenants to be substituted for existing Exhibit 9-11 to the Loan Agreement, a copy of which is attached hereto as Exhibit C,

Whereas the Lender is willing to consent and agree to the Borrowers’ requests as set forth above, but only upon the terms and conditions set forth herein,

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

1.             Terms used in this Amendment, which are defined in the Loan Agreement, shall have the same meanings as defined therein, unless otherwise defined herein.

2.             All proceeds of the Asset Sale are to be wired directly by the purchaser (as identified by Exhibit A) into the Blocked Account and applied in accordance with the Loan Agreement.

3.             The Loan Agreement is hereby amended to provide that:

(a)                                  Exhibit 9-10 attached at closing is hereby stricken in its entirety and the new Exhibit 9-10 attached hereto as Exhibit B is substituted therefore as if attached on the Closing Date;

(b)                                 Exhibit 9-11 attached at closing is hereby stricken in its entirety and the new Exhibit 9-11 attached hereto as Exhibit C is substituted therefore as if attached on the Closing Date

(c)                                  The interest rate margins set forth at Section 1.8 of the Loan Agreement are hereby increased by one half of one (0.50%) percent per annum, effective as of April, such that the rates shall be as follows:

(i)	Eurodollar Margin	300 Basis Points
(ii)	Index Rate Margin	50 Basis Points
(iii)	Special Subline Margin	200 Basis Points

(d)                                 The following section 1-9(b) shall be added to the Loan Agreement:

“(b) Loan Maintenance Fee.  Effective on April 1, 2002, for each twelve (12) month period commencing on April 1 and ending on March 31 for calendar years April 1, 2002 through March 31, 2004 (each a “Loan Period”) and for the period commending on April 1, 2004 and ending September 7, 2004 (the “Final Loan Period”), Borrower shall pay to Lender (in accordance with the schedule below) a loan maintenance fee equal to Sixty Thousand ($60,000) Dollars for each Loan Period and a loan maintenance fee equal to Twenty Five Thousand ($25,000) dollars for the Final Loan Period, (each a “Periodic Loan Maintenance Fee”) each of which Periodic Loan Maintenance Fees for the remaining term hereof shall be fully earned as of the first day of April commencing each Loan Period and the Final Loan Period.  The Periodic Loan Maintenance Fee shall be payable on the first day of each fiscal month in monthly installments of Five Thousand ($5,000) Dollars, with the first payment payable on the date of execution of the Amendment, and provided that in the event that Paper Warehouse maintains for two (2) consecutive fiscal months at least ninety-five (95%) percent of “Excess Availability” as set forth in the Business Plan, (which is tested only at fiscal month end) the fee is waived for the next fiscal month.  (For example, if the Borrower maintains at least 95% of the “Excess Availability” as set forth in the Business Plan for the fiscal months of June and July, the fee will be waived for the fiscal month of August.  If the Borrower maintains at least 95% of the “Excess Availability” as set forth in the Business Plan for the fiscal months of July and August, the fee will be waived for the fiscal month of September).  Any remaining balance of the Periodic Loan Maintenance Fee earned, that has not been paid or waived in accordance with the forgoing during the Loan Period, or Final Loan Period, shall be due on the Termination Date.

4.             Lender hereby:

a.             To the extent there exist or have existed any Event(s) of Default based upon the EBITDA covenant set forth on Exhibit 9-11 prior to amendment hereby, Lender hereby waives such Event(s) of Default; and

b.             Consents to the payment in full of the that promissory note of Paper Warehouse, Inc. to Lawrence A. Weiner dated as of January 30 2002 (the “Weiner Note”) by: (a) payment in the amount of Five Hundred Thousand ($500,000) in principal and Twelve Thousand Five Hundred ($12,500) Dollars in interest on or before April 30, 2002, and (b) the issuance by Paper Warehouse of a new promissory note to Lawrence A. Weiner (the “New Note”) in the original principal amount of Five Hundred Thousand ($500,000) Dollars, but only in accordance with, and as more fully described in, the Note Payment Agreement attached hereto as Exhibit D, provided however, the foregoing is not and shall not be deemed consent to any further payment under the Weiner Note and/or the New Note, any such payments being expressly subject to adequate Availability (as determined in Lender’s reasonable discretion) and the absence of the occurrence of any Event of Default under the Loan Agreement which has not been expressly waived by WFRF in writing or, to the extent provided in the Loan Agreement, cured; nor shall the foregoing be or deemed to be consent to any other payments to any other party not otherwise permitted under and in accordance with the Loan Agreement and the Business Plan as amended hereby

5.             Each Borrower hereby, jointly and severally, represents and warrants to the Lender as follows:

(a)                                  The Borrower has all requisite power and authority to execute this Amendment and to perform all of its obligations hereunder, and this Amendment has been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.

(b)                                 The execution, delivery and performance by the Borrower of this Amendment has been duly authorized by all necessary corporate action and does not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Borrower, or the articles of incorporation or by-laws of the Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or loan agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected.

(c)                                  All of the representations and warranties contained in Article 5 of the Loan Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

(d)                                 With respect to each of Paper Warehouse, PartySmart and PWFI:  (i) The resolutions of the board of directors of the Borrower attached to the Borrower’s General Certificate provided at closing, and delivered to the Lender in connection with the execution and delivery of the Loan Agreement (the “Certificate”) are in full force and effect, (ii) the Articles of Organization and By Laws of the Borrower, which were certified and delivered to the Lender pursuant to the Certificate, continue in full force and effect and have not been amended or otherwise modified except as set forth in the Certificate to be delivered, and (iii) the officers and agents of the Borrower who have been certified to the Lender pursuant to the Certificate as being authorized.

6.             All references in the Loan Agreement to “this Agreement” shall be deemed to refer to the Loan Agreement as amended hereby.

7.             The Loan Documents set forth in full are terms of agreement between the parties and are intended as the full, complete and exclusive contract governing the relationship between the parties, superseding all other discussions, promises, representations, warranties, agreements and the understandings between the parties with respect thereto.  No term of the Loan Documents may be modified or amended, nor may any rights thereunder be waived, except in a writing signed by the party against whom enforcement of the modification, amendment or waiver is sought. Any waiver of any condition in, or breach of, any of the foregoing in a particular instance shall not operate as a waiver of other or subsequent conditions or breaches of the same or a different kind.  The Lender’s exercise or failure to exercise any rights under any of the foregoing in a particular instance shall not operate as a waiver of its right to exercise the same or different rights in subsequent instances.  Except as expressly provided to the contrary in this Amendment, or in another written agreement, all the terms, conditions, and provisions of the Loan Documents shall continue in full force and effect.  If in this Amendment’s description of an agreement between the parties, rights and remedies of Lender or obligations of the Borrowers are described which also exist under the terms of the other Loan Documents, the fact that this Amendment may omit or contain a briefer description of any rights, remedies and obligations shall not be deemed to limit any of such rights, remedies and obligations contained in the other Loan Documents.

8.             This Amendment has been prepared through the joint efforts of all the parties. Neither its provisions nor any alleged ambiguity shall be interpreted or resolved against any party on the ground that such party’s counsel was the draftsman of this Amendment.  Each of the parties declares that such party has carefully read this Amendment and the agreements, documents and instruments being entered into in connection herewith and that such party knows the contents thereof and sign the same freely and voluntarily. The parties hereto acknowledge that they have been represented in negotiations for and preparation of this Amendment and the agreements, documents and instrument being entered into in connection herewith by legal counsel of their own choosing, and that each of them has read the same and had their contents fully explained by such counsel and is fully aware of their contents and legal effect.

9.             The Lender and the Borrowers further agree that his Amendment and the Loan Agreement and all documents which have been or may be hereinafter furnished by the Borrowers to the Lender may be reproduced by the Lender by any photographic, photostatic, microfilm, xerographic or similar process, and any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding.  (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business).

10.           This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.  Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Amendment.  Any party delivering an executed counterpart of this Amendment by telefacsimile also shall deliver an original executed counterpart of this Amendment but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.  The foregoing shall apply to each other Loan Document mutatis mutandis, except as otherwise specifically provided therein or therefor.

11.           Except as explicitly amended by this Amendment, all of the terms and conditions of the Loan Amendment are hereby ratified and confirmed, and shall remain in full force and effect and shall apply to any and all advances and financial accommodations thereunder.

                IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed as a document under seal as of April         , 2002.

Signature pages to follow.

Signature of Borrowers to Second Amendment to Loan and Security Agreement

PAPER WAREHOUSE, INC.
(BORROWER)

By: /s/ Yale T. Dolginow
Print Name: Yale T. Dolginow
Title: President and CEO

PAPER WAREHOUSE FRANCHISING, INC.
(BORROWER)

By: /s/ Yale T. Dolginow
Print Name: Yale T. Dolginow
Title: President and CEO

PARTYSMART.COM, INC.
(BORROWER)

By: /s/ Yale T. Dolginow
Print Name: Yale T. Dolginow
Title: President and CEO

Lender’s signature on following page

Signature of Lender to Second Amendment to Loan and Security Agreement

WELLS FARGO RETAIL FINANCE LLC
(LENDER)

By: /s/ Daniel F. O’Rourke
Print Name: Daniel F. O’Rourke
Title: Account Executive